Exhibit 99.2

BLUE MOUNTAIN RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

Basis of Presentation

On March 31, 2008, Blue Mountain Resources, Inc. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Plan of Reorganization”) with Patient Access Solutions, Inc., a New York corporation. The closing of the transaction took place on March 31, 2008 (the “Closing Date”) and resulted in the acquisition of Patient Access Solutions, Inc. (the “Acquisition”). Pursuant to the terms of the Plan of Reorganization, The Company acquired all of the outstanding capital stock and ownership interests of Patient Access Solutions, Inc. (the “Interests”) from the Patient Access Solutions, Inc. for an aggregate of 2,900,000 shares, or 35% of the Company’s common stock.

Under the Share Exchange Agreement, at the Closing on March 31, 2008, our authorized capital stock consists of 8,300,000 shares of common stock, par value $0.001 per share. As of March 31, 2008 and immediately after Closing, an aggregate of 8,300,000 shares of Common Stock were outstanding, including shares issued pursuant to the Closing. Generally accepted accounting principles require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes, resulting in a reverse acquisition. Accordingly, the share exchange transaction has been accounted for as a recapitalization of the Company.

The unaudited pro forma condensed consolidated statements of income (loss) combine the historical condensed consolidated statements of income (loss) of the Company and Patient Access Solutions, Inc., giving effect to the share exchange and other related events as if it had occurred on January 1, 2006 and January 1, 2007. The unaudited pro forma condensed consolidated balance sheet combines the historical condensed consolidated balance sheets of the Company and Patient Access Solutions Inc., giving effect to the share exchange and other related events as if it had been consummated on December 31, 2007. These unaudited pro forma condensed consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

BLUE MOUNTAIN RESOURCES, INC

PRO-FORMA CONSOLIDATING BALANCE SHEETS

DECEMBER 31, 2007

	Blue Mountain Resources, Inc.	Patient Access Solutions		Pro Forma Adjustments	Pro Forma Amount
ASSETS
Current assets:
Cash	$3,692	$943	(1)	(3,692)	$943
Accounts receivable	—	44,185			44,185
Prepaid rent	—	12,083			12,083
Inventory	—	19,250			19,250
Current portion of investment in sales type leases	—	216,503			216,503
	—	—			—
Other current assets	—	1,000			1,000

Total current assets	3,692	293,964			293,964

Property and equipment, net	—	303,966			303,966
Long term portion of investment in sales type leases	—	505,173			505,173

		809,139			809,139
	$3,692	$1,103,103			$1,103,103

Current liabilities:
Accounts payable	$5,561	$125,136	(1)	(5,561)	$125,136
Payroll taxes payable		76,599			76,599
Current portion of obligations under capital leases		216,335			216,335
Loans from related parties	10,329		(1)	(10,329)	—
Notes payable	—	553,000			553,000

Total current liabilities	15,890	971,070			971,070

Long Term portion of obligations under capital leases		505,391			505,391
Stockholders’ deficiency:
Common stock	5,400	—		2,800	8,200
Additional paid-in capital	17,100	377,407	(1)	12,198	406,705
			(2)	(34,698)	(37,498)
				(2,800)
Accumulated deficit	(34,698)	(750,765	)(2)	34,698	(750,765)

Total stockholders’ equity (deficiency)	(12,198)	(373,358)			(373,358)

	$3,692	$1,103,103			$1,103,103

	(1)
Cash			3,692
Account payable		5,561
Loans from related party		10,329
Additional paid-in capital			12,198
To record the elimination of Tradeshow Products Accumulated Deficit
	(2)
Accumulated deficit		34,698
Additional paid-in capital			34,698
Elimination of accumulated deficit
	(3)
Additional paid-in capital		2,800
Common stock			2,800

To record issuance of 2,800,000 shares of common stock to shareholders of Patient Access Solutions, Inc.

BLUE MOUNTAIN RESOURCES, INC

PROFORMA CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

	Blue Mountain Resources, Inc.	Patient Access Solutions	Pro Forma Adjustments	Pro Forma Amount
Revenues:
Revenue	$—	$322,643		$322,643
Cost of Goods sold		108,773		108,773

		213,870		213,870
Operating expenses:
General and administrative expenses	7,306	805,533	(7,306)	805,533
Mineral properties	10,393		(10,393)	—
Professional fees	9,542		(9,542)	—
Depreciation & Amortization	—	23,657		23,657

Total operating expenses	27,241	829,190		829,190
(Loss) income from operations	(27,241)	(615,320)		(615,320)
Interest expense		69,941		69,941
(Loss) income before provision for income taxes	(27,241)	(685,261)		(685,261)
Provision for income taxes	—	—		—

Net loss	$(27,241)	$(685,261)		$(685,261)

BLUE MOUNTAIN RESOURCES, INC

PROFORMA CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

	Blue Mountain Resources, Inc.	Patient Access Solutions	Pro Forma Adjustments	Pro Forma Amount
Revenues:
Revenue	$—	$219,991		$219,991
Cost of Goods sold		89,463		89,463

		130,528		130,528
Operating expenses:
General and administrative expenses	822	184,204	(822)	184,204
Depreciation & Amortization	—	11,828		11,828

Total operating expenses	822	196,032		196,032
(Loss) income from operations	(822)	(65,504)		(65,504)
Interest expense		—		—
(Loss) income before provision for income taxes	(822)	(65,504)		(65,504)
Provision for income taxes	—	—		—

Net loss	$(822)	$(65,504)		$(65,504)